UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida  33408

(Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2012, Dycom Industries, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders elected Stephen C. Coley, Patricia L. Higgins and Steven E. Nielsen to continue to serve as directors until the Company’s fiscal 2015 Annual Meeting; approved the Dycom Industries, Inc. 2012 Long-Term Incentive Plan; approved the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2013 and approved the non-binding advisory vote on executive compensation. The voting results for the matters submitted to a vote, which are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on October 11, 2012, are set forth below.

Proposal 1. Election of directors to serve until the Company’s fiscal 2015 Annual Meeting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Stephen C. Coley	26,067,556	255,415	2,987,590

Patricia L. Higgins	25,767,058	555,913	2,987,590

Steven E. Nielsen	25,693,238	629,733	2,987,590

Proposal 2. Approval of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes

18,000,240	8,308,108	14,623	2,987,590

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2013:

Votes For	Votes Against	Abstain	Broker Non-Votes

29,006,608	280,428	23,525	0

Proposal 4. Non-binding advisory vote on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes

25,303,098	765,422	254,451	2,987,590

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 20, 2012

DYCOM INDUSTRIES, INC.
(Registrant)

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Vice President, General Counsel and Corporate Secretary

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